SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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/ / Preliminary Proxy Statement

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     14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive  Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                   Scios Inc.

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                (Name of Registrant as Specified In Its Charter)

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

     On January 12, we announced a Company-wide retention program. The following Q & A has additional information about this program. The full text of the actual retention agreements have been filed with the Securities and Exchange
Commission,           and          can          be          viewed          here
(http://www.freeedgar.com/search/WL.asp?C=726512&F=8-K&D=1/24/2000).

You can  also  read  additional  information  about  the  program  in our  Proxy
Statement      for     the     February     28,     2000     Annual      Meeting
(http://www.freeedgar.com/search/WL.asp?C=726512&F=DEFC14A&D=1/20/2000).

We have also provided the retention agreements to Mr. Kirk, per his request. To see our response to Mr. Kirk, click here (Internet link to document attached as Exhibit 99.1 below)

               Q:   What is our retention program?

               A: Our retention program is designed to keep employees focused on the business of the company during a time of instability. The Board decided a retention program was necessary to protect the ongoing business interests of Scios in light of Mr. Kirk's proxy contest to replace the Board. In recent correspondence, Mr. Kirk has stated plans to eliminate certain functions of Scios, heightening the necessity of the program.

                    This  program  is  important  for  stockholders  because  it
                    stabilizes  the  company's  most  valuable   assets  --  our
                    workforce.

               Q:   Why  does  the  Board  believe  that  the   employees   need
                    protection at this time?

               A: A proxy contest creates uncertainty about the direction of the Company. And, Mr. Kirk's stated plans are to eliminate several functions of Scios. In light of this uncertainty, the Board felt employees needed protection for three reasons.

               o Job Security: As we anticipated, Kirk's ideas for Scios include eliminating R&D, evaluating management, and separating the Psychiatric Sales and Marketing Division. These statements create a sense of insecurity within the management team and with all employees.

               o Research & Development: Kirk's recent letter states that he will eliminate Scios' unfunded R&D functions. This places many highly valued employees in immediate jeopardy of losing their jobs at Scios. The proliferation of high-paying jobs in Silicon Valley offers our employees job choices which can impact employee retention, especially when someone like Mr. Kirk has threatened to eliminate your position.

               o Work Environment and Career Opportunity: We need all our employees but their career prospects at Scios have been threatened by this proxy contest. Many Scios employees are dedicated to discovering new therapies to advance the medical community. Companies that Kirk has been involved with do not contribute to the future of medicine in this way. Kirk has interests in a lot of private companies engaged in different kinds of activities. None appear to be based on a drug discovery model. For example, Lotus Biochemical, which Kirk wanted to sell to Scios last summer, is a very different type of company than Scios.

               Q: How much is this protection costing and what benefits do employees receive?

               A: It doesn't have to cost anything. The retention program is designed with a "double trigger". This means that two things must happen before the program costs a dime. There must first be a change of control of Scios. Even after a change of control, nothing happens unless an employee is forced out of the company. Then, and only then, the employee receives a severance payment. Employees fired for cause or who leave voluntarily without good reason do not receive any benefits under the program.

                    For information on the benefits for employees if a change of control AND involuntary termination occurs, click here (Internet link to chart immediately below).

               Q:   How does this protection help Scios employees?

               A: The only way Scios can continue to fully and efficiently implement its aggressive new business plan is to ensure that our employees remain committed to Scios and focused on their jobs without being induced to look for a new job in a very competitive job market.

               Q:   Why is this important to stockholders?

               A:   Employee   retention   is  a  key   component   of  building
                    stockholder value.

               Q:   How long does this program continue?

               A: This program will end December 31, 2001 if a change of control has not occurred by then, or unless extended by the Board. It has been very carefully designed to create a stable job environment during the next two years when programs for Natrecor and a p38 kinase inhibitor are in critical phases.

               Q: How do you respond to Mr. Kirk's criticism of the retention program?

               A: We believe that Mr. Kirk's attack on the program is not supported by the facts.

               o The Scios Board, after consultation with independent compensation advisors, instituted a very reasonable and effective program to assure stability of the Scios work force during implementation of the company's aggressive new business plan and time of instability because of Kirk. The Board has not dispensed "multi-year golden parachutes" to every employee as Mr. Kirk alleges.

               o Kirk suggests the program raises the question whether the Scios Board and management hold stockholder interests as a priority, implying the program is an act of careless disregard of our stockholders' trust. To the contrary, it is precisely because Scios stockholders are the Board's priority that this program has been put in place. Any threat to our workforce is a threat to stockholder value.


                Individual       Flex-Time        Sr ICs           Directors                          Dick Brewer
                Contributors     Sales Force      and              Sr Dirs          VPs               CEO
                                                  Sr Mgrs

                Level: 0-17                       18-20            21- 24           25+

Seniority       2 wks/yr of      2 wks/yr of      3 wks/yr of      4 wks/yr of      1.5 x Annual      2.25 x Annual
Severance Pay   service          service          service          service          Salary*           Salary*

Minimum         3 months         3 months         3 months         4 months         N/A               N/A
Severance

COBRA -         3 months         3 months         3 months         3 months         18 months         24 months
Medical
Insurance

Out Placement       Yes -            Yes -            Yes -            Yes -            Yes               Yes
Services        Group Wkshops    Group Wkshops    Consultant       Consultant       Consultant        Consultant
                 1 month          1 month          2 months         3 months         6 months          6 months
                Value: $1,800    Value: $1,800    Value: $5,000    Value: $6,500    Value: $10,000    Value: $10,000

* including target bonus